Execution Version
AMENDED AND RESTATED GUARANTY
THIS AMENDED AND RESTATED GUARANTY (“Guaranty”), dated as of June 1, 2021, is made by Par Petroleum, LLC, a Delaware limited liability company (“Guarantor”), in favor of J. Aron & Company LLC, a New York limited liability company (“Aron”).
RECITALS
WHEREAS, Guarantor made in favor of Aron that certain Guaranty, dated as of December 21, 2017 (the “Original Guaranty”) pursuant to which Guarantor guaranteed certain obligations of Par Hawaii Refining, LLC, a Hawaii limited liability company and a direct subsidiary of Guarantor (the “Company”), in connection with the transactions contemplated by that certain Amended and Restated Supply and Offtake Agreement, between the Company and Aron, dated as of December 21, 2017 (as amended or otherwise modified prior to the date hereof, the “First Amended and Restated S&O Agreement”);
WHEREAS, the Company and Aron desire to amend and restate in its entirety the First Amended and Restated S&O Agreement and have entered into the Second Amended and Restated Supply and Offtake Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “S&O Agreement”) and certain other Transaction Documents (as defined therein);
WHEREAS, in accordance with the S&O Agreement, the Company and Aron have entered into and will from time to time enter into the transactions contemplated by the S&O Agreement and such other Transaction Documents; and
WHEREAS, in connection with and as required under the S&O Agreement and the other Transaction Documents, and as a condition to Aron entering into the S&O Agreement, Guarantor agrees to provide this Guaranty which amends and restates the Original Guaranty as provided herein. Guarantor, as the parent of the Company, derives and will continue to derive substantial direct and indirect benefits from Aron’s having entered into the S&O Agreement, the other Transaction Documents and the transactions contemplated thereby (which benefits are hereby acknowledged by Guarantor).
NOW, THEREFORE, to induce Aron to enter into the S&O Agreement and from time to time to enter into the transactions contemplated thereby and by the other Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
1.    Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Aron, and its successors and assigns, the full and prompt payment when due (whether at stated maturity, declaration, acceleration, demand or otherwise) and performance of all the liabilities and other obligations of the Company to Aron arising under, out of or in connection with the S&O Agreement, any of the other Transaction Documents or any of the transactions entered into thereunder or in connection therewith, and any and all interest, taxes, fees, charges, costs, expenses and other amounts chargeable by or to Aron under any of the Transaction Documents
[Signature Page to Amended and Restated Guaranty]

or transactions thereunder, and including interest that accrues after the commencement by or against the Company of any action, case or proceeding involving insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution under any applicable laws with respect thereto (an “Insolvency Proceeding”). The terms “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, regardless of by what instrument, agreement, contract or entry in Aron’s accounts they may be evidenced, or whether evidenced by any instrument, agreement, contract or entry in Aron’s accounts, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable under title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) or other applicable law. The foregoing liabilities and other obligations of the Company, and all other indebtedness, liabilities and obligations to be paid or performed by Guarantor in connection with this Guaranty (including any and all amounts due under Section 11 hereof), shall hereinafter be collectively referred to as the “Obligations.”
2.    Liability of Guarantor. The liability of Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows: (i) Guarantor’s liability hereunder shall be the immediate, direct and primary obligation of Guarantor and shall not be contingent upon Aron’s exercise or enforcement of any remedy it may have against the Company or any other Person (as defined, for purposes of this Guaranty, in the S&O Agreement), or against any collateral for any Obligations; (ii) this Guaranty is a guaranty of payment when due and not of collectability; (iii) Aron may enforce this Guaranty upon the occurrence of a default notwithstanding any dispute between Aron and the Company with respect to the existence of such default; (iv) Guarantor’s payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Obligations remaining unsatisfied; and (v) Guarantor’s liability with respect to the Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Guarantor be exonerated or discharged by, (A) any Insolvency Proceeding with respect to the Company, Guarantor, any other guarantor or any other Person; (B) any limitation, discharge, or cessation of the liability of the Company, any other guarantor or any other Person for any Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Obligations; (C) any merger, acquisition, consolidation or change in structure of the Company, Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Company, Guarantor, any other guarantor or other Person; (D) any assignment or other transfer, in whole or in part, of Aron’s interests in and rights under this Guaranty, including Aron’s right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of Aron’s interests in and to any collateral securing the Obligations; (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that the Company, Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other

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authority to execute or deliver any of the Transaction Documents, or this Guaranty or any other agreement or document related thereto; (F) any direction of application of payment to the Company, Guarantor, any other guarantor or other Person; and (G) Aron’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Obligations.
3.    Consents. Guarantor hereby consents and agrees that, without notice to or further assent from Guarantor: (i) the time, manner, place or terms of any payment or performance of any Obligations may be extended or changed, including, but not limited to, by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under Transaction Document (or transaction thereunder), by a modification or renewal of such Obligation, Transaction Document (or transaction thereunder) or otherwise; (ii) the time for the Company’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Obligation, Transaction Document or transaction thereunder may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Aron may deem proper; (iii) Aron may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and Aron shall not be liable to Guarantor for any failure to collect or enforce payment of the Obligations; (iv) Aron may take and hold security of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (v) Aron may request and accept other guaranties of the Obligations and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and (vi) Aron may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege granted by any of the Transaction Documents, or otherwise available to Aron, with respect to the Obligations and any collateral therefor, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of Guarantor against the Company; all as Aron may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.
4.    Waivers.
(a) Guarantor waives and agrees not to assert: (i) any right to require Aron to proceed against the Company, any other guarantor or any other Person, to proceed against or exhaust any collateral or other security held for the Obligations (except to the extent required by applicable law), to give notice of or institute any public or private sale, foreclosure or other disposition of any collateral or security for the Obligations, including, without limitation, to comply with applicable provisions of the New York Uniform Commercial Code (“UCC”) or any equivalent provision of any other applicable law in connection with the sale, foreclosure or other disposition of any collateral or to pursue any other right, remedy, power or privilege of Aron whatsoever; (ii) any defense arising by reason of any lack of corporate or other authority or any other defense of

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the Company, Guarantor or any other Person; (iii) any defense based upon Aron’s errors or omissions in the administration of the Obligations; (iv) any rights to set-offs and counterclaims; and (v) without limiting the generality of the foregoing, to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty. Notwithstanding anything in this Guaranty to the contrary, Guarantor does not waive the defense of payment or any defense to a claim for payment hereunder arising from the failure of Aron to perform its obligations to the Company under the S&O Agreement or any other Transaction Document.

(b) Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Obligations, or the reliance by Aron upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Company, Guarantor or any other Person with respect to the Obligations.
(c) The obligations of Guarantor hereunder are independent of and separate from the obligations of the Company and any other guarantor and upon the occurrence and during the continuance of any default, a separate action or actions may be brought against Guarantor, whether or not the Company or any such other guarantor is joined therein or a separate action or actions are brought against the Company or any such other guarantor.
(d) Guarantor shall not have any right to require Aron to obtain or disclose any information with respect to (i) the financial condition or character of the Company or the ability of the Company to pay and perform the Obligations; (ii) the Obligations; (iii) any collateral or other security for any or all of the Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Obligations; (v) any action or inaction on the part of the Company or any other Person; or (vi) any other matter, fact or occurrence whatsoever.
5.    Subrogation. Until the Obligations shall be satisfied in full, Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of Aron as against the Company or other guarantors, whether in connection with this Guaranty or otherwise. If any amount shall be paid to Guarantor on account of the foregoing rights at any time when any Obligations are outstanding, such amount shall be held in trust for the benefit of Aron and shall forthwith be paid to Aron to be credited and applied to the Obligations.

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6.    Continuing Guaranty. Guarantor agrees that this Guaranty is a continuing guaranty relating to any Obligations, including Obligations which may exist continuously or which may arise from time to time under successive transactions, and Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantor until termination of the Transaction Documents and payment and performance in full of the Obligations. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Obligations by or on behalf of the Company shall be rescinded or must otherwise be restored, whether as a result of any Insolvency Proceeding or otherwise. To the extent any payment is rescinded or restored, the Obligations shall be revived in full force and effect without reduction or discharge for such payment.
7.    Payments. Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which Aron or any other Person may have against Guarantor by virtue hereof, that upon the failure of the Company to pay any of the Obligations when and as the same shall become due (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), Guarantor shall forthwith pay, or cause to be paid, in cash, to Aron, an amount equal to the amount of the Obligations then due to Aron and unpaid (including interest which, but for the commencement of any Insolvency Proceeding with respect to the Company, would have accrued on such Obligations, whether or not a claim is allowed against the Company for such interest in any such Insolvency Proceeding). All payments made by Guarantor hereunder shall be applied against the Obligations in such order as Aron shall reasonably determine. Guarantor shall make each payment hereunder, without deduction (whether for taxes or otherwise), set-off or counterclaim, on the day when due in same day or immediately available funds, and in U.S. dollars.
8.    Representations; Covenants.
(a) Guarantor represents and warrants to Aron that (i) Guarantor is a limited liability company duly organized, validly existing and in good standing under the law of the jurisdiction of its organization, and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under this Guaranty; (ii) the execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action of Guarantor, and do not and will not result in a breach of or constitute a default under any material agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected, or violate any provision of any law, statute, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting Guarantor; (iii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law); and (iv) no authorization, consent, approval, license, exemption of, or filing or registration with, any

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governmental agency or authority is required for the due execution, delivery or performance by Guarantor of this Guaranty.
(b) So long as this Guaranty shall be in effect, Guarantor (i) will not merge with or consolidate into or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets, except that Guarantor may merge with or consolidate into any other Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to another Person, provided that the surviving entity or such Person shall expressly assume by an amendment hereto (or, if applicable, by operation of law) all of the obligations of Guarantor hereunder and no default exists; and (ii) will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Aron shall reasonably deem necessary or appropriate to effectuate the purposes of this Guaranty.
9.    Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile or email) and shall be mailed (by certified or registered mail), sent or delivered (i) if to Aron, to J. Aron & Company LLC, 200 West Street, New York, New York 10282, Attention: Legal Department, fax (917) 977-3655; and (ii) if to Guarantor, to Par Hawaii Refining, LLC, 825 Town & Country Lane, Suite 1500, Houston, Texas 77024, Attention: General Counsel, fax (832) 518-5203, or at or to such other address or facsimile number, or email address, as such party shall have designated in a written notice to the other party. All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent.
10.    No Waiver. No failure on the part of Aron to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Guaranty are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Aron.
11.    Costs and Expenses. Guarantor agrees to pay on demand all reasonable costs and expenses of Aron and reasonable fees and disbursements of counsel in connection with the enforcement, or preservation of any rights under, this Guaranty.
12.    Binding Effect; Entire Agreement; Amendments. This Guaranty shall be binding upon Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by Aron and its successors, endorsees, transferees and assigns; provided that Guarantor shall not have the right to assign or transfer its rights and obligations hereunder without the prior written consent of Aron or as provided pursuant to Section 8(b). This Guaranty constitutes the entire agreement of Guarantor with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto. There are no conditions to the full effectiveness of this Guaranty. This Guaranty may not be amended except by a writing signed by Guarantor and Aron. No waiver of any rights of Aron under any provision of this Guaranty or consent to any departure by Guarantor therefrom shall be

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effective unless in writing and signed by Aron. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
13.    Knowing and Explicit Waivers. Guarantor acknowledges that it has either obtained the advice of legal counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Guaranty. Guarantor acknowledges and agrees that each of the waivers and consents set forth herein, including, without limitation, those contained in Sections 2 through 4, are made with full knowledge of their significance and consequences. Additionally, Guarantor acknowledges and agrees that by executing this Guaranty, it is waiving certain rights, benefits, protections and defenses to which it may otherwise be entitled under applicable law, and that all such waivers herein are explicit, knowing waivers. Guarantor further acknowledges and agrees that Aron is relying on such waivers with respect to the Obligations, and that such waivers are a material part of the consideration which Aron is receiving in connection with the Obligations.
14.    Severability. Whenever possible, each provision of the Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty.
15.    Law; Submission to Jurisdiction; Jury Trial Waiver. (i) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH NEW YORK LAW; (ii) Guarantor hereby (A) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the State of New York for the purpose of any action or proceeding arising out of or relating to this Guaranty, (B) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (C) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the State of New York, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (D) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law; and (iii) GUARANTOR, BY ITS ACCEPTANCE OF THE TERMS HEREOF, HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY.
16.    Amendment and Restatement; Consent. This Guaranty amends and restates the Original Guaranty. The obligations of Guarantor under the Original Guaranty and the guarantee provided therein shall continue under this Guaranty, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Guaranty. All references to the Original Guaranty in any Transaction Document (other than this Guaranty) or other document or instrument delivered in connection therewith shall be deemed to refer to this Guaranty and the

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provisions hereof. It is understood and agreed that the Original Guaranty is being amended and restated by entry into this Guaranty on the date hereof. Guarantor hereby consents to the amendment and restatement of the First Amended and Restated S&O Agreement pursuant to the S&O Agreement.

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty, as of the date first above written.
PAR PETROLEUM, LLC
By /s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer

[Signature Page to Amended and Restated Guaranty]